Exhibit 1.1

[ ● ] American Depositary Shares

Representing

[ ● ] Class A Ordinary Shares

(par value US$ 0.00001 per share)

WERIDE INC.

UNDERWRITING AGREEMENT

[ ● ], 2024

[ ● ], 2024

Morgan Stanley Asia Limited

Level 46, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

WeRide Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [ ● ] American depositary shares (“American Depositary Shares” or “ADSs”), representing [ ● ] Class A ordinary shares, par value US$0.00001 per share, of the Company (the “Firm Shares.”)

The Company also proposes to issue and sell to the several Underwriters not more than an additional [ ● ] ADSs, representing Class A ordinary shares, part value US$0.00001 per share, of the Company (the “Additional Shares”) if and to the extent that the Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares.” The Class A ordinary shares, par value US$0.00001 per share (the “Class A Ordinary Shares”) and Class B ordinary shares, par value US$0.00001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [ ● ], 2024, among the Company, [ ● ], as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. The ADSs will represent the right to receive the Class A Ordinary Shares deposited pursuant to the Deposit Agreement.

In a series of separate concurrent private placements, the Company agrees to sell an aggregate of US$320.5 million in Class A Ordinary Shares to Alliance Ventures, B.V., JSC International Investment Fund SPC, Get Ride Inc., Beijing Minghong Management Consulting Partnership (Limited Partnership), Kechuangzhixing Holdings Limited, Guangqizhixing Holdings Limited, Gac Capital International Ltd and GZJK WENYUAN Inc (the “CPP Investors”), pursuant to the respective subscription agreements (the “Concurrent Private Placements”) in accordance with Regulation S under the Securities Act.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-281054), including a preliminary prospectus, relating to the Offered Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Offered Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has filed a registration statement on Form F-6 relating to the Offered Shares with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (the “Form 8-A Registration Statement”) to register the Offered Shares of the Company under Section 12(b) of the Exchange Act. As used herein, the term “CSRC Filings” means any and all letters, filings, correspondence, communications, documents, responses, undertakings and submissions in writing, orally or in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering pursuant to the CSRC Filing Rules and other applicable laws, regulations and requirements of the CSRC (including, without limitation, the CSRC Filing Report); “CSRC Filing Report” means the filing report of the Company in relation to the offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC on April 14, 2023 pursuant to Article 13 of the CSRC Filing Rules (as defined below); “CSRC Rules” means the CSRC Filing Rules and the CSRC Archive Rules.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person, “Time of Sale” means [ ● ], New York City time, on [ ● ], 2024, “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, and “subsidiary” has the meaning set forth in Rule 405 under the Securities Act. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of the United States, Hong Kong, the PRC or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to revenue, customs or fiscal authorities whether of the United States, Hong Kong, the PRC or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

(b) (i) Each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the ADS Registration Statement and the Prospectus, at the time of filing thereof, complied, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Form 8-A Registration Statement, at the time of filing thereof, complied and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 9(b) hereto.

(c) the Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the Offered Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any preliminary or other prospectus deemed to part thereof that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior written consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, result in a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or on the condition (financial or otherwise), results of operations, shareholders’ equity, business, management, properties or prospects of the Company and its subsidiaries, taken as a whole, or on the ability of the Company and its subsidiaries to carry out their obligations under this Agreement and the Deposit Agreement(a “Material Adverse Effect”). The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The amended and restated memorandum and articles of association of the Company adopted on July 26, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands law and, immediately prior to the closing on the Closing Date, will be in full force and effect.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the equity interests or registered capital (as the case may be) of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid in accordance with applicable laws and their respective articles of association and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, or other claims of any third party. None of the outstanding share capital or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. All of the constitutive or organizational documents of each of the subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any other principal subsidiaries other than the principal subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(f) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its subsidiaries is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other subsidiary or (3) transferring any of its properties or assets to the Company or any other subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its subsidiaries (1) may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence, provided however, that (i) such distribution has been duly approved by the shareholders and/or board meeting of the Company or any of its other subsidiaries pursuant to its constitutional documents; (ii) any enterprise income tax, if applicable to the Company or any of its other subsidiaries, has been fully paid; (iii) any withholding tax has been duly withheld; (iv) in case of the dividends declared and payable on the equity interest in a subsidiary of the Company that is a foreign invested enterprise in China, such subsidiary has duly obtained, and maintain effective, its foreign exchange registration; (v) the allocations to statutory reserves by the Company or any of its other subsidiaries have been duly made; and (vi) the remittance of such dividends outside of the PRC complies with the procedures required under PRC laws relating to foreign exchange; and (2) except for those already described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, are not and will not be subject to any other withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(g) The Offered Shares have been approved for listing on NASDAQ Global Market, subject to official notice of issuance.

(h) This Agreement has been duly authorized, executed and delivered by the Company. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADRs evidencing Offered Shares and the deposit of the Class A Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k) The Ordinary Shares and all other issued and outstanding shares in the share capital of the Company outstanding prior to the issuance of the Offered Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(l) The Ordinary Shares represented by the Offered Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the Ordinary Shares represented by the Offered Shares to be sold by the Company, when issued and delivered against payment therefor pursuant to this Agreement, will not be subject to any pre-emptive right or similar rights; no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares, ADSs or any other share capital of or other equity interests in the Company; subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of the Ordinary Shares represented by the Offered Shares or the class A ordinary shares under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered Shares as contemplated by the Deposit Agreement.

(m) Neither the Company nor any of its subsidiaries is (i) in breach of or in default under any laws, regulations, rules, orders, judgments, decrees, guidelines or notices of its jurisdiction of organization or any other jurisdiction where it operates, (ii) in violation of any provision of the memorandum and articles of association or similar organizational document of the Company or any of its subsidiaries, or (iii) in default in the performance or observance of any covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any properties of the Company or any of its subsidiaries may be bound, except in the case of (i) and (iii) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect.

(n) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, the issuance and sale of the Offered Shares and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement or the Time of Sale Prospectus and the Prospectus, will not (i) contravene or result in a violation of any provision of the memorandum and articles of association or similar organizational document of the Company or any of its subsidiaries or (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under , result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property of the Company or any of its subsidiaries is subject, or (iii) result in the violation of any provision of applicable law or any judgment, order or decree of any Governmental Entity having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Entity is required for the execution, delivery and performance by the Company of its obligations under this Agreement and the Deposit Agreement, the issuance and sale of the Offered Shares and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement or the Time of Sale Prospectus and the Prospectus, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Shares are offered and sold and (ii) under the rules and regulations of the FINRA.

(o) The application of the net proceeds from the offering of Offered Shares, as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries, or (iii) contravene or violate the terms or provisions of any order or decree of any Governmental Entity having jurisdiction over the Company or any subsidiary.

(p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial, shareholder’s equity or otherwise, or in or affecting the earnings, business, properties, management, results of operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(q) There are no legal or governmental proceedings or regulatory investigations, or inquiries pending or, to the Company’s knowledge after due inquiry, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(r) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission.

(s) The Company is not, and after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t) The Company and each of its subsidiaries (i) are in compliance with any and all applicable national, foreign, federal, state, provincial, and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(v) Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(w) (i) None of the Company, any of its subsidiaries, their respective affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of or other person associated with or acting on behalf of the Company or any of its subsidiaries or their respective affiliates, (a) has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action or to any person in violation of any applicable anti-corruption laws; (c) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or has committed an offence under the Bribery Act 2010 of the United Kingdom, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (e) will use, directly or indirectly, the proceeds of this offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws; (ii) the Company and its subsidiaries and its and their affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and (iii) no investigation, action, suit or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Anti-Corruption Laws is pending or threatened.

(x) The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including but not limited to those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”); the Company has instituted and maintained policies and procedures designed to ensure continued compliance therewith (including ensuring continued compliance of the Company’s subsidiaries) and with the representation and warranty contained herein; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative or other person acting on behalf of the Company or any of its subsidiaries or their respective affiliates, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by one or more Persons that are:

(A) the subject or the target of any sanctions administered or enforced by the U.S. government, including but not limited to the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,”, the United Nations Security Council, the European Union (including under Council Regulation (EC) No. 194/2008), His Majesty’s Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, “Sanctions”),

(B) engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Treat Reduction and Syria Human Rights Act, or any applicable executive order, or

(C) located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions (including, without limitation, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic of Ukraine, Kherson, Zaporizhzhya and the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”)).

(ii) The Company represents and covenants that the Company and its subsidiaries will not, directly or indirectly, use the proceeds of the offering of the Offered Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including its subsidiaries:

(A) to fund or facilitate any activities or business of or with any Person or in any country, region or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or the target of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Offered Shares, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that for the past five years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country, region or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject or the target of Sanctions, or with any Sanctioned Country, or that would result in a violation of Sanctions by any Person (including any Person participating in the offering of the Offered Shares).

(iv) Each of the Company and is subsidiaries is in compliance with all export control and import laws and regulations in the U.S., China and other countries, including the U.S. Export Administration Regulations (the “EAR”), the U.S. Customs regulations, and various economic sanctions regulations administered by the OFAC.

(v) The Company has instituted and maintained policies and procedures designed to ensure continued compliance therewith (including ensuring continued compliance of the Company’s subsidiaries) and with the representation and warranty contained herein.

(vi) None of the issue and sale of the Offered Shares, the execution, delivery and performance of this Agreement and the Deposit Agreement, the consummation of any other transaction contemplated hereby, or the provision of services contemplated by this Agreement to the Company will result in a violation of any of the Sanctions.

(z) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries l; and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(aa) The Company and each of its subsidiaries have good and marketable title to all property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(bb) (i) The Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names, domain names and other source indicators (collectively, “Intellectual Property Rights”) used in or reasonably necessary or material to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; and(vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated.

(cc) (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(dd) (i) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, the “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, household, sensitive, confidential or regulated data or any such data that may constitute trade secrets and working secrets of any Governmental Entity or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable laws (the “Personal and Confidential Data”)) used in connection with their businesses and/or the offering, and there have been no breaches, violations, outages, leakages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person. The Company and each of its subsidiaries have complied and are presently in material compliance with all internal and external privacy policies, contractual obligations, applicable laws, statutes, rules and regulations, and the judgments, orders issued to the Company by any court or arbitrator or other governmental or regulatory authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding (including, without limitation, governmental investigations or inquiries) by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to applicable data privacy and security laws pending or threatened alleging non-compliance with any Data Security Obligation.

(ee) (i) Each of the Company and its subsidiaries has complied with all applicable laws concerning cybersecurity, data protection, confidentiality and archive administration (collectively, the “Data Protection Laws”) in all material aspects; (ii) neither the Company nor its subsidiaries is, or is expected to be classified as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC ; (iii) neither the Company nor its subsidiaries is subject to any investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), the China Securities Regulatory Commission (“CSRC”), or any other relevant Governmental Entity; (iv) neither the Company nor its subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration Governmental Entity alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (v) neither the Company nor its subsidiaries has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or its subsidiaries in respect of the rectification or erasure of data; (vi) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration Governmental Entity (or any of its officers, employees or agents) to enter any of the premises of the Company or any subsidiaries of the Company for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (vii) neither the Company nor its subsidiaries has received any communication, enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (including, without limitation, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Archive Rules”)); (viii) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant Governmental Entity on the Company or its subsidiaries or any of their respective directors, officers and employees; (ix) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards and proceedings on the Company or its subsidiaries or any of their respective directors, officers and employees pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); and (x) Neither the Company nor any of its subsidiaries has received any objection to this offering or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant governmental authority, except where in the case of (i), (iii), (iv), (v), (vi), (vii), (viii) and (ix), any such breach, violation or default would not, in dividually or in the aggregate, have a Material Adverse Effect. The statements disclosed or made available in writing or orally and used as the basis of information contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus relating to the cybersecurity and data privacy related matters in the sections headed “Prospectus Summary,” “Risk Factors,” and “Regulation” are complete, true and accurate in all material respects and not misleading.

(ff) The Company and each of its subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Personal and Confidential Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Personal and Confidential Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach that is material to the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach.

(gg) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is contemplated, threatened or imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by or dispute with the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(hh) Neither the Company nor any of its subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Time of Sale Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement.

(ii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(jj) The Company and each of its subsidiaries possess all material certificates, licenses, consents, authorizations, approvals, orders and permits (“Licenses”) issued by the appropriate federal, state, national, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such License, which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; Such Licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Time of Sale Prospectus or the Prospectus. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and its subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(kk) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Boards (“IFRS”) applied on a consistent basis throughout the periods covered thereby. The summary, consolidated financial data and other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby. All disclosures included in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ll) KPMG Huazhen LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(mm) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Nothing has come to the attention of the auditors and the Audit Committee of the Board of Directors of the Company that that have caused them to believe, (i) except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company will maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act upon the effectiveness of the Registration Statement, and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures will be effective.

(nn) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(oo) [Reserved]

(pp) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fully describes: (i) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; (ii) uncertainties and the potential effects thereof that the Company believes would materially affect the liquidity of the Company and its subsidiaries and are reasonably likely to occur; and (iii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources.

(qq) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Management”, , “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(rr) [Reserved]

(ss) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Share during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(tt) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(uu) [Reserved]

(vv) [Reserved]

(ww) [Reserved]

(xx) The Company and each of its subsidiaries have filed all federal, state, national, provincial, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all Taxes required to be paid whether or not shown on any tax return (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(yy) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken through the date hereof), the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(zz) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(aaa) As of the time of each sale of the Offered Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriters Information as defined in Section 9(b)hereof. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, and complies in all material respects with the Securities Act.

(bbb) The Company has not distributed and, prior to the later of the Closing Date or any Option Closing Date and the completion of the distribution of the Offered Shares will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the preliminary prospectus, the Prospectus, any free writing prospectuses, if any, identified in Schedule II hereto and any Written Testing-the-Waters Communications listed on Schedule III hereto.

(ccc) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or any of its subsidiaries is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as a director, officer and/or shareholder that are required to be described in the Registration Statement or the Prospectus and are not so described.

(ddd) There are no contracts, agreements or understandings between the Company or its subsidiaries and any person that would give rise to a valid claim against the Company or its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other similar payment in connection with this offering.

(eee) The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009 (together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Registration Statement understand the potential personal liability to which each director of the Company that signed the Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the Offered Shares as contemplated in this Agreement or the listing and trading of the Offered Shares on the NASDAQ Global Market were deemed not to be in compliance with the M&A Rules.

(fff) The issuance and sale of the Offered Shares and the Ordinary Shares represented thereby, the listing and trading of the Offered Shares on the NASDAQ Global Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be at the Closing Date or any Option Closing Date adversely affected by the M&A Rules.

(ggg) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, each of the Company and its subsidiaries that was incorporated outside of PRC has complied, and has taken, or in the process of taking, all reasonable steps to ensure compliance by each of the Company’s shareholders, option holders, directors and officers, employees that to the best knowledge of the Company after due inquiry, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each of its shareholders ,option holders, director, officer and employee that, to the best knowledge of the Company after due inquiry, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(hhh) There are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (i) any member of FINRA and (ii) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(iii) No stamp, documentary, issuance, registration, transfer, withholding, value added, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters the Company or any of its subsidiaries in the Cayman Islands, Hong Kong, the PRC, the United States or to any taxing authority thereof or therein, in connection with (i) the execution, delivery or consummation of this Agreement and the Deposit Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the Offered Shares, (iii) the deposit with the Depositary of the Ordinary Shares represented by the Offered Shares by the Company against the issuance of ADRs evidencing the Offered Shares, (iv) the sale and delivery of the Offered Shares to the Underwriters or purchasers procured by the Underwriters, or (v) the resale and delivery of the Offered Shares by the Underwriters in the manner contemplated herein, except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(jjj) Based on the current and anticipated value of the Company’s assets and the composition of its income and assets, including goodwill (taking into account the expected cash proceeds from, and the Company’s anticipated market capitalization following, the offering), the Company does not presently expect to be or become a passive foreign investment company for the current taxable year or the foreseeable future.

(kkk) It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement or to enable any holder of Offered Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of Offered Shares or Ordinary Shares to be qualified or entitled to carry out business in the Cayman Islands.

(lll) Under the laws of the Cayman Islands, each holder of ADRs evidencing the Offered Shares issued pursuant to the Deposit Agreement and each Underwriter shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company, and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

(mmm) Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement and the Deposit Agreement , it is not necessary that such document be submitted into, filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax, imposition or charge in the Cayman Islands be paid on or in respect of any such document or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands.

(nnn) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ooo) Except as described under the section “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus, the courts of the Cayman Islands, Hong Kong and the PRC would recognize as a valid judgment any final monetary judgment obtained against the Company in U.S. federal or New York state court located in the State of New York.

(ppp) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong or the PRC or under the U.S. federal or New York state law. To the extent that the Company or any of its subsidiaries, or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company or subsidiary waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 hereof.

(qqq) The choice of law of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by the courts of the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 18 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 18), and has the power to designate, appoint and empower, and pursuant to Section 18 has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(rrr) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(sss) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(ttt) Each of the CSRC Filings is and remains complete, true and accurate and not misleading in any respect, and does not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect.

(uuu) The Company has complied with all requirements and timely submitted all requisite filings in connection with the offering (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings.

(vvv) Each of the CSRC Filings made by or on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules.

(www) The indemnification and contribution provisions set forth in Section 9 hereof do not contravene the laws or public policy of the Cayman Island and the PRC.

(xxx) The issuance and sale of Class A Ordinary Shares by the Company in the Concurrent Private Placements was conducted in accordance with Regulation S under the Securities Act and all requirements of Regulation S were duly complied with by the Company and the CPP Investors. The Concurrent Private Placements will not be integrated with the offering of the Offered Shares hereunder pursuant to applicable rules and regulations issued under the Securities Act.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[ ● ] per ADS (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional ADSs as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [ ● ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement has become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the ADSs are to be offered to the public initially at $[ ● ] per ADS (the “Public Offering Price”).

4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ● ], 2024 or at such other time on the same or such other date, not later than [ ● ], 2024, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [ ● ], 2024, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters through the facilities of the Depository Trust Company.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Offered Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [ ● ] (New York City time) on the date hereof.

The several obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Additional Shares to be purchased on each Option Closing Date will be subject to the accuracy of the representations and warranties of the Company herein on the date hereof and on and as of such Closing Date and each Option Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof on the date hereof and on and as of such Closing Date and each Option Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

(i) no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A under the Securities Act shall have been instituted or threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to proceed with the offering, sale or delivery of the Offered Shares on the Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a) and 5(q) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) The Underwriters shall have received on the date hereof and the Closing Date respectively, a certificate, dated such date and signed by the chief financial officer of the Company, with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps Slate, Meagher & Flom LLP, Hong Kong counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of Jun He Law Offices, US/California counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion of Travers Thorp Alberga, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(h) The Underwriters shall have received on the Closing Date an opinion of Commerce & Finance Law Offices, PRC counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(i) The Underwriters shall have received on the Closing Date a memorandum of Commerce & Finance Law Offices, PRC data counsel for the Company, regarding the Company’s data compliance, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(j) The Underwriters shall have received on the Closing Date a memorandum of Akin & Gump Strauss Hauer & Feld LLP, export control counsel for the Company, regarding assessment of export control risks, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

The opinions of counsel for the Company (except for the opinion of PRC counsel for the Company) described above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.

(k) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(l) The Underwriters shall have received on the Closing Date an opinion of Han Kun Law Offices, PRC counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(m) The Underwriters shall have received on the Closing Date an opinion of White & Case LLP International Law Firm, counsel for the Depositary, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(n) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Huazhen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(o) The lock-up letters, each substantially in the form of Exhibit A hereto, between the Company, the Representatives and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of the ADSs, the Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date and the Option Closing Date.

(p) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(c) hereof remains true and correct as of such Option Closing Date;

(iii) an opinion and negative assurance letter of Skadden, Arps Slate, Meagher & Flom LLP , U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion of Travers Thorp Alberga, Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(v) an opinion of Commerce & Finance Law Offices, PRC counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(vi) a memorandum of Commerce & Finance Law Offices, PRC data counsel for the Company, regarding the Company’s data compliance, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(i) hereof.

(vii) a memorandum of Akin & Gump Strauss Hauer & Feld LLP, export control counsel for the Company, regarding assessment of export control risks, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof.

(viii) an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(k) hereof;

(ix) an opinion of Han Kun Law Offices, PRC counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(l) hereof;

(x) an opinion of White & Case LLP International Law Firm, counsel for the Depositary, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(m) hereof;

(xi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG Huazhen LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(n) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(xii) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

(q) There shall not have been any adverse legislative or regulatory developments in the PRC or other jurisdictions following the signing of this Agreement, which in the Representatives’ sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Shares at the Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(r) The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, a side letter addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new ADSs evidencing the ADSs to any shareholder or any third party, unless consented to by the Company, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement.

(s) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the Offered Shares, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(t) The ADSs representing the Offered Shares shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(u) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(v) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(w) No free writing prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(x) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(y) At or prior to the Closing Date and each Option Closing Date, the Offered Shares shall be eligible for clearance and settlement through the facilities of the DTC.

(z) On the Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(aa) The CSRC has accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated prior to the Closing Date or the Option Closing Date.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To comply with the requirements of Rule 430A, and notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the Form 8-A Registration Statement or the ADS Registration Statement shall become effective, or any amendment or supplement to the Prospectus (including any prospectus wrapper) shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Offered Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) To furnish to the Representatives, without charge, copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(h) or 6(j) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) To give the Representatives notice of its intention to make any filing pursuant to the Exchange Act prior to or on the later of the Closing Date or any Option Closing Date and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, and not to file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(e) to furnish to the Representatives a copy of each proposed free writing prospectus (including any electronic roadshow) or amendment thereof or supplement thereto, to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(f) If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the Offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, to promptly notify the Representatives and to promptly (subject to Section 6(c)) amend or supplement, at its own expense, such free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(h) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered Shares.

(i) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event or development shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (i)) and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or development or condition of which the Company becomes aware; and before amending or supplementing the Time of Sale Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(j) (i) If, during such period after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act ) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (j)) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which the Offered Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law; (ii) to promptly give the Representatives written notice of any such event or development or condition of which the Company becomes aware; and (iii) before amending or supplementing the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(k) To endeavor to qualify the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(l) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the applicable rules and regulations of the Commission thereunder. During the three-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon written request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request in writing. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(m) To use the net proceeds received by it from the sale of the Offered Shares pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and to maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Offered Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence.

(n) [Reserved]

(o) Not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Restricted Period and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the prior written consent of the Representatives. The Company shall at all times maintain transfer restrictions with respect to the ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the “lock-up” letters referred to in Section 6(ff) and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(p) To pay, and indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of Cayman Islands, Hong Kong or the PRC or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement or the Deposit Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the Offered Shares, (iii) the sale and delivery of the Offered Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Offered Shares by the Underwriters in the manner contemplated herein.

(q) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to in Section 6(ff).

(r) Each Written Testing-the-Waters Communication, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication conflicted or would conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(s) To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(t) (i) To not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(u) To comply with the PRC Overseas Investment and Listing Regulations in all material respects, and to request holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE), and will use reasonable commercial efforts to procure such shareholder to rectify or cure any non-compliance, and maintain continuing compliance with PRC laws and regulations in all material respects.

(v) To use its best efforts to have the ADSs accepted for listing on the NASDAQ Global Market and maintain the listing of the ADSs on the NASDAQ Global Market.

(w) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the offering of the Offered Shares.

(x) To use its best efforts to comply with and will use its best efforts to require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

(y) That all sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future Taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made; except that no additional amounts shall be payable in respect of (i) any reasonable Taxes that would not have been imposed but for a present or former connection between the recipient of such payment and the applicable taxing jurisdiction other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement or (ii) any Taxes that would not have been imposed but for the failure of the recipient of such payment to use reasonable efforts to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such Taxes.

(z) That all sums payable to an Underwriter shall be considered exclusive of any value added or similar Taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(aa) [Reserved]

(bb) To comply with all applicable laws in all material respects (including, without limitation, the CSRC Archive Rules) in connection with (i) the establishment and maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (ii) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national securities, public interest or lawful rights and interests of relevant individuals or organizations (the “Relevant Information”); and (iii) maintenance of confidentiality of any Relevant Information.

(cc) Where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time (the “CSRC Filing Rules”) and the CSRC Archive Rules), to promptly notify the CSRC or the relevant PRC governmental authority and providing it with such material information in accordance with the applicable laws, and promptly notifying the Representatives (for themselves and on behalf of the Underwriters) of such material information to the extent permitted by the applicable laws.

(dd) To promptly report to CSRC as it requires (including but not limited to reporting to the CSRC within fifteen (15) business days) following the closing of the ADS offering under this Agreement.

(ee) Where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the CSRC Rules), to promptly notify the CSRC or the relevant PRC governmental authority and provide it with such material information in accordance with the applicable laws, and to promptly notify the Underwriters of such material information (including, without limitation, the reporting to the CSRC after the completion of the offering) to the extent permitted by the applicable laws.

(ff) The Company hereby covenants and agrees with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares or securities convertible into or exercisable or exchangeable for such ADSs or Ordinary Shares (including without limitation, Ordinary Shares, ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Lock-Up Securities or shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date of this Agreement and described in the Registration Statement, the Time of Sale Prospectus and Prospectus), (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The restrictions contained in this Section 6(ff) shall not apply to (1) the Offered Shares to be sold hereunder, (2) the issuance by the Company of ADSs or Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which is described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (3) the issuance, vesting, exercise or settlement of equity awards, including, without limitation, the issuance or conversion of securities to ordinary shares upon the exercise and vesting of equity awards, granted or to be granted pursuant to any employee benefit plan in effect on the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (4) the establishment of a trading plan of the Company or the facilitation of the establishment of a trading plan for a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 5(o) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

7. [Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Shares and the Ordinary Shares represented thereby under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the authorization, issuance, sale, transfer and delivery of the Offered Shares to the Underwriters, including any transfer or other Taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Shares under state securities laws and all expenses in connection with the qualification of the Offered Shares for offer and sale under state securities laws as provided in Section 6(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Shares by the FINRA and the CSRC Filing, (v) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement relating to the Class A ordinary shares of the Company, and all costs and expenses incident to listing the ADSs on the NASDAQ Global Market, (vi) the cost of printing certificates representing the ADSs or the Ordinary Shares represented thereby, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) undertaken in connection with the marketing of the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings and luncheons, fees and expenses of any consultants engaged in connection with the road show presentations, travel, meals and lodging expenses of any such consultants and the Company’s representatives, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement , and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7. It is understood, however, that except as provided in this Section 7, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer Taxes payable on resale of any of the Offered Shares by them and any advertising expenses connected with any offers they may make.]

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to, without the consent of the Company, take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each of their respective directors, officers and employees (each, an “indemnified party”), (i) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) joint or several, that arise out of, or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “issuer information” that the Company has filed, or is required to file pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed upon that the only such information furnished by the Underwriters through the Representatives consists of the Underwriters Information described as such in paragraph (b) below, and (y) any of the CSRC Filings relating to or in connection with this offering or any amendments or supplements thereto (whether or not approved by the Underwriters or any of them) containing any untrue, incorrect or inaccurate or alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading, or not containing, or being alleged not to contain, all information in the context of this offering or otherwise required to be contained thereto or being or alleged to be defamatory of any person or any jurisdiction. For the avoidance of doubt, the obligations of the Company under this Section 9 shall be in addition to the obligations assumed by the Company under the indemnification letter entered into between the Company and the Representatives on April 13, 2023 in connection with the preparation for this offering (collectively, the “Indemnification Letter”), and it is agreed and acknowledged by the Company and the Representatives that the Indemnification Letter shall remain in full force and effect and shall not be superseded or modified by this Underwriting Agreement.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the name of the Underwriter (the “Underwriters Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 9(a) or 9(b), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure . In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Sections 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Shares (before deducting expenses) received by the Company on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Offered Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities (or actions in respect thereof) referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Shares.

10. [Reserved]

11. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE, the NASDAQ Global Market, the Stock Exchange of Hong Kong Limited, the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong, the Cayman Islands or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State, Hong Kong, London, PRC, Cayman Islands or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, outbreak of diseases or epidemics, or any change in financial markets, currency exchange rates or controls, or any calamity or crisis, either within or outside the United States, that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares on the terms and in the manner contemplated in this Agreement, the Time of Sale Prospectus or the Prospectus.

12. Representations, Warranties and Agreements to Survive. All representations, warranties, indemnification and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 hereof, the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall remain in effect. In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 9 shall also remain in effect.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Offered Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of the Offered Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of the Offered Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares is not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Shares.

(b) The Company acknowledges that in connection with the offering of the Offered Shares: (i) the Underwriters have acted at arm’s length, and each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, (iv)the Underwriters may have interests that differ from those of the Company, (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters for breach of fiduciary duty or an alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees and creditors of the Company.

15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

17. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Submission to Jurisdiction; Appointment of Agents for Service. The Company hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Offered Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives, at:

Morgan Stanley Asia Limited

Level 46, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

Attention: Equity Syndicate Desk

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Equity Syndicate Desk

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong

Attention: IB_Midway_core@cicc.com.cn

if to the Company shall be delivered, mailed or sent to WeRide Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, Attention: Colleen A. De Vries.

21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter, its directors, officers, affiliates or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter, its directors, officers, affiliates or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter, its directors, officers, affiliates or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter, its directors, officers, affiliates or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter, its directors, officers, affiliates or controlling person hereunder, such Underwriter, its directors, officers, affiliates or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter, its directors, officers, affiliates or controlling person hereunder.

22. Representatives. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

23. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

24. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

25. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

26. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

WeRide Inc.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley Asia Limited

J.P. Morgan Securities LLC

China International Capital Corporation Hong Kong Securities Limited

Acting severally on behalf of themselves and the

several Underwriters named in Schedule II hereto

By:	Morgan Stanley Asia Limited

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley Asia Limited
J.P. Morgan Securities LLC
China International Capital Corporation Hong Kong Securities Limited
ABCI Securities Company Limited
BNP Paribas Securities (Asia) Limited
Tiger Brokers (NZ) Limited

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

II-1

SCHEDULE III

Written Testing-the-Waters Communications

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

1

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

2

FORM OF PRESS RELEASE

3